Exhibit 10.7

Amendment

To the

AMENDED AND RESTATED SERVICES AGREEMENT

By and between

HOT TOPIC, INC. and TORRID LLC

Dated August 1, 2019

Hot Topic, Inc. (“Hot Topic”) and Torrid LLC (“Torrid”) entered into an Amended and Restated Services Agreement on March 21, 2019 under which Hot Topic provides certain services to Torrid (the “Services Agreement”), and a Services Agreement effectives as of August 1, 2019 under which Torrid provides certain services to Hot Topic (the “Reverse Services Agreement”). As the assets, personnel and other resources used to provide the information technology services from Hot Topic to Torrid have now been transferred to Torrid in connection with the Reverse Services Agreement, and Torrid is now the provider of information technology services to Hot Topic under the Reverse Services Agreement, Hot Topic and Torrid (a) hereby amend the Services Agreement to remove Schedule 1 of the Services Agreement and any references thereto and provisions applicable thereto in the body of the Services Agreement, (b) acknowledge and agree that, without limiting any other agreement between the parties relating to cost allocation and recovery, there shall be no termination charges or other costs or expenses borne by either party under the Services Agreement with respect to the cessation of the provision of information technology services thereunder, and (c) further acknowledge and agree that all information technology services between the parties are addressed in the Reverse Services Agreement.

TORRID LLC		HOT TOPIC, INC.

By:	/s/ Dennis Secor	By:	/s/ George Wehlitz
Name: Dennis Secor		Name: George Wehlitz
Title: CFO		Title: CFO

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